Exhibit 5.1

October 22, 2010

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Ladies and Gentlemen:

We have acted as special Nevada counsel to Wynn Resorts, Limited, a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration, and the offering and sale from time to time by the Company, of an unspecified number of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

(i)	the Registration Statement and the related form of prospectus included therein;

(ii)	the Articles of Incorporation and Bylaws of the Company, each as amended to date (the “Governing Documents”);

(iii)	such corporate records and proceedings, minutes, consents, actions and resolutions of the board of directors of the Company as we have deemed necessary, including those relating to the registration of the Shares and the filing of the Registration Statement; and

(iv)	a Certificate of Existence with Status in Good Standing issued by the Nevada Secretary of State on October 21, 2010, with respect to the good standing in Nevada of the Company on that date.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of Shares by the Company, as referenced in the Registration Statement. We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of rendering this opinion.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) all agreements relating to the

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October 22, 2010

underwriting or disposition of shares of Common Stock (“Agreements”) will be duly authorized, executed and delivered by the Company; (ii) the obligations of each party set forth in any Agreements will be its valid and binding obligations, enforceable in accordance with their respective terms; (iii) no shares of Common Stock will be issued in violation or breach of, nor will such issuance result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (iv) the Company will, from time to time, take all corporate action necessary for the authorization, issuance and sale of shares of Common Stock, and all shares of Common Stock will be issued and sold, in compliance with all applicable laws and the Governing Documents in effect on all relevant dates, and all stock certificates will have been properly signed, registered and delivered, as necessary (collectively, the “Corporate Proceedings”); (v) after any issuance of shares of Common Stock, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any security exercisable, exchangeable or convertible into shares of Common Stock then outstanding, will not exceed the total number of shares of Common Stock authorized under the Company’s Articles of Incorporation, as amended and then in effect; (vi) each natural person executing a document has sufficient legal capacity to do so; (vii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (viii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or to the effect thereon of, the laws of any other jurisdiction or as to matters of local law or the laws, rules and regulations of local governmental departments or agencies within the State of Nevada. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to any orders, consents or other authorizations or approvals as may be required by any federal laws, rules or regulations, including any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. The Company is duly incorporated and validly existing as a corporation in good standing in the State of Nevada.

2. When all Corporate Proceedings have been taken and completed in respect of any offering of Shares, and to the extent the Company has received payment in full of all consideration therefor as prescribed by any Agreement and authorized by such Corporate Proceedings, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” In giving this consent, we do not

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admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP